UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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Energy XXI Gulf Coast, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On July 27, 2018, the Board of Directors (the “Board”) of Energy XXI Gulf Coast, Inc. (“EGC”) established the time, date and place for the special meeting of stockholders of EGC (the “Special Meeting”) to consider and vote on a proposal to adopt the Agreement and Plan of Merger, dated as of June 18, 2018, by and among EGC, MLCJR LLC, a Texas limited liability company (“Cox”), and YHIMONE, Inc., a Delaware corporation and an indirect wholly owned subsidiary of Cox (“Merger Sub”).

Accordingly, the Special Meeting is scheduled to take place at 1021 Main, 1st Floor, Houston, Texas 77002 on September 6, 2018, at 9:00 a.m., Houston time.

As previously announced, the Board of Directors has established August 3, 2018 as the record date for Special Meeting. Therefore, in order to be entitled to notice of, and to vote at, the Special Meeting or any adjournment or postponement of the Special Meeting, an individual or entity must be the record holder of shares of EGC common stock at the close of business on August 3, 2018.